UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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CNX Gas Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CNX Gas Corporation

4000 Brownsville Road

South Park, Pennsylvania 15129

Telephone (412) 854-6719

Annual Meeting of Stockholders

to be held on April 28, 2006

Dear Stockholder:

You are cordially invited to attend CNX Gas Corporation’s 2006 Annual Meeting of Stockholders on April 28, 2006, at 10:00 a.m., Eastern Time, at the Hyatt Regency Pittsburgh International Airport, 1111 Airport Boulevard, Pittsburgh, Pennsylvania 15231.

The enclosed Notice of Annual Meeting and the Proxy Statement describe the various matters to be acted upon during the meeting. In addition, there will be a report on the state of CNX Gas’ business and an opportunity for you to ask questions of CNX Gas’ management.

You may vote your shares by completing and returning the enclosed proxy card. The proxy card describes your voting options in more detail. If you need assistance, please contact Dan Zajdel, CNX Gas’ Director of Investor Relations, at 412-854-6719. Our Annual Report to Stockholders for the fiscal year ended December 31, 2005 also accompanies this Proxy Statement.

The Annual Meeting gives us an opportunity to review CNX Gas’ results and discuss the steps CNX Gas has taken to position itself for the future. We appreciate your ownership of CNX Gas Corporation stock, and I hope you will be able to join us at the Annual Meeting.

Sincerely,

/s/ PHILIP W. BAXTER
Philip W. Baxter
Chairman of the Board of Directors

March 20, 2006

CNX Gas Corporation

4000 Brownsville Road

South Park, Pennsylvania 15129

Telephone (412) 854-6719

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 28, 2006

Notice is hereby given that the Annual Meeting of Stockholders of CNX Gas Corporation will be held on April 28, 2006 at 10:00 a.m., Eastern Time, at the Hyatt Regency Pittsburgh International Airport, 1111 Airport Boulevard, Pittsburgh, Pennsylvania 15231 for the following purposes:

1.	To elect directors to hold office in accordance with the Bylaws of CNX Gas Corporation;

2.	To ratify the selection of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the independent auditor of CNX Gas Corporation for the fiscal year ending December 31, 2006; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

By resolution of the Board of Directors we have fixed the close of business on March 16, 2006, as the record date for determining the stockholders of CNX Gas entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

If you do not expect to attend the Annual Meeting in person, please complete, date and sign the enclosed proxy card and return it in the enclosed envelope, which requires no additional postage if mailed in the United States. Your prompt response will be helpful and your cooperation is appreciated. If you attend the meeting, and if you so choose, you may withdraw your proxy and vote in person.

Sincerely,

/S/ STEPHEN W. JOHNSON
Stephen W. Johnson
Senior Vice President, Secretary and General Counsel

March 20, 2006

YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. A U.S. MAIL PRE-PAID RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE BE SURE TO COMPLETE AND RETURN EACH PROXY.

CNX Gas Corporation

PROXY STATEMENT

March 20, 2006

The enclosed proxy is being solicited by the Board of Directors (the “Board”) of CNX Gas Corporation (“CNX Gas” or the “Company”) to be voted at the Annual Meeting of Stockholders to be held on April 28, 2006, at 10:00 a.m., Eastern Time, at the Hyatt Regency Pittsburgh International Airport, 1111 Airport Boulevard, Pittsburgh, Pennsylvania 15231 (the “Annual Meeting”).

The specific proposals to be considered and voted upon at the Annual Meeting are summarized in the Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

Voting and Revocation of Proxies

The persons named as proxies on the accompanying proxy card have informed CNX Gas of their intention, if no contrary instructions are given, to vote the shares represented by such proxies: (a) in favor of the election as directors of CNX Gas of those persons nominated in this Proxy Statement to hold office in accordance with the Bylaws of CNX Gas; (b) in favor of the ratification of the selection of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the independent auditor of CNX Gas Corporation for the fiscal year ending December 31, 2006; and (c) in accordance with their judgment on any other matters which may properly come before the Annual Meeting. The Board does not know of any business to be brought before the Annual Meeting other than as indicated in the Notice of Annual Meeting of Stockholders.

Annual Report.    CNX Gas’ Annual Report to Stockholders, together with this Proxy Statement, is being mailed to holders of record of CNX Gas common stock on or about March 20, 2006.

Record Date and Vote Required for Approval.    The record date with respect to this solicitation is March 16, 2006. All holders of record of CNX Gas common stock as of the close of business on March 16, 2006 are entitled to vote at the Annual Meeting and any adjournment thereof. As of March 16, 2006, CNX Gas had 150,833,334 shares of common stock outstanding. Each share of common stock is entitled to one vote. Stockholders do not have cumulative voting rights. The holders of a majority of the outstanding shares of CNX Gas’ common stock entitled to vote in the election of directors, represented in person or by proxy, shall constitute a quorum at the Annual Meeting. Assuming that a quorum is present, a favorable vote of a plurality of the votes cast is required for the election of directors at the Annual Meeting and a majority of the votes cast is required for the approval of any other proposal described in this Proxy Statement. Abstentions and broker non-votes are not counted in the calculation of the vote, although they will be considered present for quorum purposes.

Revocation of Proxy.    A proxy may be revoked by a Stockholder at any time prior to its being voted by (i) signing and submitting a revised proxy card, (ii) voting in person at the meeting, or (iii) notifying the CNX Gas Secretary in writing of the revocation. If a proxy is properly executed and is not revoked by the Stockholder, the shares it represents will be voted at the meeting in accordance with the instructions from the Stockholder. If the proxy card is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of the Board. Attendance at the meeting without a request to revoke a proxy will not effectively revoke a previously executed and delivered proxy.

Proxy Solicitation.    All costs relating to the solicitation of proxies will be borne by CNX Gas. Georgeson Shareholder Communications, Inc. has been retained by CNX Gas to aid in the solicitation of proxies, at an estimated cost of $6000 plus reimbursement of out-of-pocket expenses. Proxies may also be solicited by officers, directors and employees personally, by mail, or by telephone, facsimile transmission or other electronic means. On request, CNX Gas will pay brokers and other persons holding shares of stock in their names or in those of their nominees for their reasonable expenses in sending soliciting material to, and seeking instructions from, their principals.

Secrecy in Voting.    As a matter of policy, proxies, ballots and voting tabulations that identify individual Stockholders are held confidential by CNX Gas. Such documents are available for examination only by the inspectors of election and certain employees of CNX Gas and the Company’s transfer agent, who assist in the tabulation of the vote. The identity of the vote of any Stockholder is not disclosed except as may be necessary to meet applicable legal requirements.

CNX Gas will provide to any Stockholder, without charge and upon the written request of the Stockholder, a copy (without exhibits, unless otherwise requested) of CNX Gas’ Annual Report on Form 10-K as filed with the United States Securities and Exchange Commission for CNX Gas’ fiscal year ended December 31, 2005. Any such request should be directed to CNX Gas Corporation, Investor Relations Department, 4000 Brownsville Road, South Park, PA 15129. Neither the Annual Report on Form 10-K nor the Annual Report to Stockholders is part of the proxy solicitation materials.

GENERAL INFORMATION

The Board of Directors and Its Committees

The Board of Directors.    The business and affairs of CNX Gas Corporation are managed under the direction of the Board. The Board is currently comprised of seven (7) members. Those members are Philip W. Baxter, James E. Altmeyer, Sr., Nicholas J. DeIuliis, Raj K. Gupta, J. Brett Harvey, William J. Lyons and John R. Pipski. Each director holds office until the next annual election of directors at the Annual Meeting and until the director’s successor is elected and qualified. CNX Gas does not have a formal policy about directors’ attendance at the Annual Meeting, however, all directors are encouraged to attend.

Controlled Company under the New York Stock Exchange Rules.    As of March 16, 2006 CONSOL Energy Inc. (“CONSOL Energy”) controlled approximately 81.5% of the voting power of CNX Gas’ common stock; consequently, CNX Gas is a “controlled company” under the current listing standards of the New York Stock Exchange, and CNX Gas has chosen to take advantage of all of the exemptions available to “controlled companies” under Section 303A of the New York Stock Exchange Listed Company Manual, as noted throughout this Proxy Statement.

Committees of the Board.    The Board has four standing Committees: Audit, Compensation, Nominating and Corporate Governance, and Finance. The Audit Committee is comprised solely of non-employee, independent directors in accordance with the current listing standards of the New York Stock Exchange. Current charters for each Committee are available on CNX Gas’ website at www.cnxgas.com. Actions taken by such Committees are reported to the full Board. Each Committee conducts an annual performance review of its activities and an annual review of its charter. Furthermore, each Committee has plenary authority to retain, set the compensation for, and terminate such consultants, outside counsel and other advisers as each Committee determines to be appropriate.

Audit Committee.    The Audit Committee is responsible for assisting the Board in its oversight of (i) the integrity of the financial statements of CNX Gas, (ii) CNX Gas’ compliance with legal and regulatory requirements, (iii) the independence and qualifications of CNX Gas’ independent registered public accounting firm(s) (the “independent auditors”), (iv) the performance of CNX Gas’ internal audit function and independent auditors, and (v) CNX Gas’ internal controls and risk management policies, and related matters, to the extent assigned to the Committee by the Board in accordance with the Audit Committee’s Charter. The Audit Committee, which currently consists of three directors and one additional director who serves ex officio, employs the independent auditors to audit the financial statements of CNX Gas and its subsidiaries and perform other assigned duties. In discharging its responsibilities, the Audit Committee is entitled to rely on the reports, findings and representations of CNX Gas’ independent auditors, legal counsel, and responsible officers. The Board has determined that all members of the Audit Committee are financially literate within the meaning of Securities and Exchange Commission rules and under the current listing standards of the New York Stock Exchange. Additionally, the Board has determined that John R. Pipski, the Chairman of the Audit Committee, is an audit committee financial expert within the meaning of Securities and Exchange Commission rules and under the current listing standards of the New York Stock Exchange. A copy of the Audit Committee Charter which sets forth the responsibilities of the Committee is attached to this Proxy Statement as Appendix A.

Compensation Committee.    The Compensation Committee is responsible for carrying out the responsibilities of and exercising the authority of the Board with respect to matters relating to the compensation of officers and directors of CNX Gas to the extent assigned by the Board and in accordance with the Compensation Committee’s Charter. The Compensation Committee, which currently consists of three directors and one additional director who serves ex officio, is responsible for (i) reviewing and approving the corporate goals and objectives relevant to the compensation of CNX Gas’ Chief Executive Officer (the “CEO”), (ii) evaluating the CEO’s performance in light of those goals and objectives, and (iii) determining and, based on that evaluation, establishing the CEO’s compensation. The Compensation Committee is also responsible for reviewing and approving the compensation of the other executive officers of CNX Gas. The Compensation Committee also reviews and makes recommendations to the Board regarding new incentive-compensation and equity-based incentive plans and changes to existing plans. Administration of CNX Gas’ short-term and long- term incentive compensation plans is also the responsibility of the Compensation Committee, including the establishment of annual performance goals for the executive officers under those plans, certification of performance goal achievement and the approval of awards payable thereunder. The Compensation Committee is further responsible for reviewing and approving other compensation arrangements with officers of CNX Gas, the production of a compensation committee report on executive officer compensation for the annual proxy statement, as required by law, as well as assisting the Board in matters relating to management development and succession. Finally, the Compensation Committee is responsible, on an annual basis, for reviewing and recommending to the Board the compensation of non-employee directors of CNX Gas for their service as directors. No member of the Compensation Committee may be an officer or employee of CNX Gas or any of its subsidiaries. As of March 16, 2006, CNX Gas relied on the “controlled company” exception to the current listing standards of the New York Stock Exchange and as such not all members of the Compensation Committee are “independent” as determined by the current listing standards of the New York Stock Exchange.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee is responsible for assisting the Board with respect to matters relating to the composition, structure and governance of the Board, to the extent assigned by the Board and in accordance with the Nominating and Corporate Governance Committee Charter. The Nominating and Corporate Governance Committee, which currently consists of three directors and one additional director who serves ex officio, is responsible for identifying and recruiting qualified individuals to become directors of CNX Gas and recommending to the Board for approval (i) the nominees for director for each annual meeting of CNX Gas’ stockholders, and (ii) nominees to fill vacancies on the Board, as necessary. The Nominating and Corporate Governance Committee has established director qualification standards and considers candidates for director recommended by the stockholders of CNX Gas. See “General Information Regarding the Content of Proposals” for information as to how a stockholder can nominate a person for director. The qualifications for director include:

•	proven integrity,

•	strategic vision,

•	business acumen,

•	ability to exercise independent judgment,

•	achievement of a position of leadership,

•	ability to objectively evaluate risks and opportunities,

•	ability to read and understand basic financial statements,

•	relevant business, professional, political social/cultural experience,

•	social consciousness,

•	familiarity with issues relating to CNX Gas’ businesses,

•	willingness to commit the time required of a director, and

•	contribution to the Board’s desired diversity and balance.

The Nominating and Corporate Governance Committee evaluates candidates for director, including those recommended by stockholders, on the basis of these factors in light of the specific needs of the Board at the time. Each of the current nominees for director served as a director of CNX Gas from the period prior to the date on which CNX Gas first became a publicly traded company. Going forward, the Nominating and Corporate Governance Committee expects to consider candidate recommendations from a variety of sources, including stockholders, CNX Gas directors and, if necessary, third party search firms.

The Nominating and Corporate Governance Committee recommended to the Board that Messrs. DeIuliis, Altmeyer, Baxter, Gupta, Harvey, Lyons and Pipski be nominated for election as directors.

The Nominating and Corporate Governance Committee is also responsible for reviewing the size and structure of the Board and recommending to the Board the number of directors and the number, size and function of Board Committees. Review of and recommendations regarding the number and structure of Board meetings as well as the agenda for Board meetings are also the responsibility of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has developed, and the Board has adopted, a set of corporate governance guidelines applicable to CNX Gas; the Committee is responsible for annual review of the guidelines and recommending any appropriate changes to the Board. A current copy of CNX Gas’ corporate governance guidelines is available on CNX Gas’ website, www.cnxgas.com. The Nominating and Corporate Governance Committee is also responsible for overseeing the effective corporate governance of CNX Gas in accordance with these guidelines, including review of outside activities of directors and executive officers. Finally, the Nominating and Corporate Governance Committee is responsible for developing, recommending to the Board and overseeing an annual self-evaluation process for the Board and its Committees. As of March 16, 2006, CNX Gas relied on the “controlled company” exception to the NYSE Listing Standards and as such not all members of the Nominating and Corporate Governance Committee are “independent” as determined by the current listing standards of the New York Stock Exchange.

Finance Committee.    The Finance Committee is responsible for monitoring, and providing advice and counsel to the Board and CNX Gas management regarding, CNX Gas’ (i) capital structure and policies, (ii) operating and capital budgets, (iii) financing activities (including credit agreements), (iv) strategic plan, including potential mergers and acquisitions and corporate structure, (v) financial risk management policies and activities, including CNX Gas’ asset-liability mix and (vi) any ERISA-qualified, funded plans sponsored by CNX Gas, to the extent assigned by the Board and in accordance with the Finance Committee’s Charter. The Finance Committee, which currently consists of three directors and one additional director who serves ex officio, is responsible for reviewing alternatives and making recommendations to the Board regarding proposed dividend actions, profit objectives, financing plans, dividend policy, actions on stock splits and repurchases, current and projected expenditure requirements and the issuance of debt and equity securities. The Finance Committee is also responsible for reviewing alternatives and making recommendations to the Board regarding divestitures, joint ventures and other equity investments. Reviewing alternatives and making recommendations to the Board regarding the objectives, the financial, investment and actuarial policies, and the administration and performance of any funded pension plans sponsored by CNX Gas are also the responsibility of the Finance Committee. The Finance Committee also oversees and makes recommendations to the Board regarding CNX Gas’ investment policies and insurance policies. Finally, the Finance Committee is charged with reporting any financial irregularities of which it becomes aware to the Board.

Membership and Meetings of the Board of Directors and Its Committees.    CNX Gas was formed on June 30, 2005. Prior to June 30, 2005, the businesses that comprise CNX Gas were operated as a division of CONSOL Energy and did not have a single, separate Board with Committees. The standing Committees of the Board were not officially constituted until November 1, 2005; to the extent any of the Committees met prior to that date, they met on an ad hoc basis. Each of the incumbent directors attended all of meetings held by the Board (held during the period for which he was a director of CNX Gas during 2005) and all of the meetings held by each Committee of the Board on which he served (during the period that he served as a director of CNX Gas). Current Committee membership and the number of meetings of the full Board and Committees held in 2005 are shown in the following table:

	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Finance Committee
Philip W. Baxter	Chair	Member(1)	Member(1)	Member(1)	Member(1)

Nicholas J. DeIuliis	Member

J. Brett Harvey	Member		Member	Chair

James E. Altmeyer, Sr.	Member	Member	Chair	Member

Raj K. Gupta	Member	Member			Chair

John R. Pipski(2)	Member	Chair			Member

William J. Lyons	Member		Member(4)	Member(4)	Member

Number of 2005 Meetings(3)	8	2	1	1	3

(1)	Mr. Baxter serves ex officio, meaning, as Chairman of the Board of CNX Gas, he attends and participates in all meetings of the Committees of the Board but is not a voting member.
(2)	The Board has determined that Mr. Pipski is independent and qualifies as an “audit committee financial expert” within the meaning of the Securities and Exchange Commission rules.
(3)	Of the eight Board meetings, two were “Regularly Scheduled” and six were “Special Meetings,” primarily as a result of the fact that the Board was newly established in 2005 and the Nominating and Corporate Governance Committee had not yet established a formal calendar.
(4)	Not a member in 2005; elected a member on February 13, 2006.

During 2005, the non-management directors held one regularly scheduled executive Board session; the presiding director for this session was the Chairman of the Board. The Audit Committee held one regularly scheduled executive session during 2005; the presiding director for this session was the Chairman of the Audit Committee.

Compensation of Directors.    Members of the Board who are employees of CNX Gas, CONSOL Energy or any of their respective subsidiaries are not compensated by CNX Gas for service on the Board or on any of its Committees. Members of the Board who are not employees of CNX Gas, CONSOL Energy or any of their respective subsidiaries are entitled to receive the following compensation payable quarterly in arrears with respect to service rendered:

•	an annual fee of $25,000, with the exception of the non-executive Chairman of the Board, who is entitled to receive an annual fee of $80,000 (on a pro rata basis from the date service as a director commenced);

•	an attendance fee of $1,500 for each meeting of the Board;

•	an annual fee of $5,000 to the Audit Committee Chairman (on a pro rata basis from the date service as a director commenced);

•	a fee of $1,000 for each meeting of the Audit Committee attended;

•	an annual fee of $3,000 to each of the Chairmen of the Compensation Committee, the Nominating and Corporate Governance Committee, and the Finance Committee (on a pro rata basis from the date service as a director commenced);

•	a fee of $1,000 for each meeting of the Compensation Committee, the Nominating and Corporate Governance Committee, and the Finance Committee attended;

•	an initial restricted stock unit grant of 60,000 shares for the non-executive Chairman of the Board and an initial restricted stock unit grant of 10,000 shares in the case of the other directors, which were granted in 2005; beginning in 2006 and thereafter an annual grant with aggregate dollar values of $200,000 for the non-executive Chairman of the Board and $50,000 for the other directors, payable 50% in the form of CNX Gas stock options and 50% in the form of CNX Gas restricted stock units; and

•	reimbursement of customary and usual travel expenses and continuing director educational expenses.

CNX Gas also reimburses the non-executive Chairman of the Board $24,000 per year for clerical support.

Communication with Board of Directors.    Stockholders who wish to communicate with the Board may do so by writing to the Board and should address their communications to the attention of the Secretary at CNX Gas Corporation, 4000 Brownsville Road, South Park, PA 15129. Stockholders may also communicate with CNX Gas’ Board via e-mail at director@cnxgas.com. Information concerning communications with the Board also is contained on CNX Gas’ website at www.cnxgas.com. All bona fide communications will be compiled by the Secretary of CNX Gas and submitted to the Board at the next regularly scheduled Board meeting.

Beneficial Ownership of Securities

The following table sets forth, as of March 16, 2006, information with respect to beneficial ownership by (i) beneficial owners of more than five percent of CNX Gas’ common stock known by CNX Gas, based upon information filed with the Securities and Exchange Commission, (ii) each director and each nominee for director, (iii) each executive officer named in the Summary Compensation table set forth below, and (iv) all directors and executive officers of CNX Gas as a group. The address of the directors and executive officers of CNX Gas is c/o CNX Gas Corporation, 4000 Brownsville Road, South Park, PA 15129. Unless otherwise noted, each person shown in the table below has sole voting and investment power with respect to the securities described.

Name and Address	Amount and Natures of Beneficial Ownership		Percent of Class (Does Not Include Unvested Options and Restricted Stock Units)	Unvested Options and Restricted Stock Units
Consolidation Coal Company(1) 1800 Washington Road Pittsburgh, PA 15241-1405	122,896,667	(2)	81.5%	—

Nicholas J. DeIuliis	6,000		*	281,481	(3)

Ronald E. Smith	52,650		*	266,667	(3)

Gary J. Bench	5,000		*	79,074	(3)

Stephen W. Johnson	2,000		*	46,303	(4)

J. Brett Harvey	15,625		*	—

James E. Altmeyer, Sr.	17,200	(5)	*	10,000	(6)

Philip W. Baxter	23,750	(7)	*	60,000	(6)

Raj K. Gupta	6,000	(8)	*	10,000	(6)

John R. Pipski	—		*	10,000	(6)

William J. Lyons	4,687		*	—

All Executive Officers and Directors as a group (10 persons)	132,912		*	763,525

*	Indicates less than one percent (1%) ownership.
(1)	A wholly-owned subsidiary of CONSOL Energy.
(2)	Pursuant to that certain Master Separation Agreement dated as of August 1, 2005 by and among CNX Gas, CONSOL Energy and certain subsidiaries of each, CONSOL Energy has the right to purchase shares of CNX Gas capital stock in order to maintain a percentage ownership in CNX Gas capital stock of at least eighty percent (80%) for tax consolidation purposes.
(3)	Options which are neither currently exercisable nor, in the ordinary course, exercisable within 60 days from the date of this Proxy Statement.
(4)	Represents 2,969 restricted stock units that are not yet vested (and will not vest, in the ordinary course, within 60 days from the date of this Proxy Statement), and options, which are neither currently exercisable nor, in the ordinary course, exercisable within 60 days from the date of this Proxy Statement, to purchase 43,334 shares of common stock.
(5)	Shares of common stock held by Mr. Altmeyer and his wife jointly.
(6)	Restricted stock units that are not yet vested and will not vest, in the ordinary course, within 60 days from the date of this Proxy Statement.
(7)	Shares of common stock held by the Philip W. Baxter Trust, of which Mr. Baxter is a trustee.
(8)	Shares of common stock held by Mr. Gupta and his wife jointly.

PROPOSALS FOR CONSIDERATION AT THE ANNUAL MEETING OF STOCKHOLDERS

PROPOSAL #1—NOMINATIONS FOR ELECTION OF DIRECTORS

The nominees for election as directors are identified below. Each director holds office until the director’s successor is elected and qualified. All nominees are current members of the Board. If any nominee should for any reason become unable to serve prior to the date of the Annual Meeting, the shares represented by all valid proxies will be voted for the election of such other person as the Board may designate following recommendation by the Nominating and Corporate Governance Committee, or the Board may reduce the number of directors to eliminate the vacancy.

The following material contains information concerning the nominees, including their recent employment, positions with CNX Gas, other directorships, and age as of February 7, 2006.

Nicholas J. DeIuliis, Chief Executive Officer, President and Director of CNX Gas, age 37, had been Senior Vice President—Strategic Planning of CONSOL Energy from November 1, 2004 to August 2005. Prior to that time, Mr. DeIuliis served as Vice President—Strategic Planning from April 1, 2002 until November 1, 2004, Director—Corporate Strategy from October 1, 2001 to April 1, 2002, Manager—Strategic Planning from January 1, 2001 to October 1, 2001 and Supervisor—Process Engineering from April 1, 1999 to January 1, 2001, all of which positions he held at CONSOL Energy. Mr. DeIuliis served as a director of Fairmont Supply Company, a wholly-owned subsidiary of CONSOL Energy, until July 2005. Mr. DeIuliis is also a member of the Board of Directors of the Independent Petroleum Association of America and the Carnegie Science Center. Mr. DeIuliis is also a registered engineer in the Commonwealth of Pennsylvania, and a member of the Pennsylvania Bar. He has been a director and the Chief Executive Officer and President of CNX Gas since its formation on June 30, 2005. He resigned from his position with CONSOL Energy as of August 8, 2005. He received a bachelor’s degree in chemical engineering from Pennsylvania State University and a masters of business administration degree and juris doctorate from Duquesne University.

James E. Altmeyer, Sr., Director, age 67, has been a Director of CONSOL Energy since November 2003 and a Director of CNX Gas since June 30, 2005, the date of its formation. He currently serves as a member of the Audit Committee and Compensation Committee of CONSOL Energy. Mr. Altmeyer has been President and Chief Executive Officer of Altmeyer Funeral Homes, Inc. of West Virginia, Ohio, and Virginia since 1972. He also has been President of Altmeyer Realty, a real estate holding company, and of Martin-Steadfast Insurance Company since 1972. Since 1987, Mr. Altmeyer has served on the Board of Directors of Wesbanco, a multi-state bank holding company with offices in Pennsylvania, West Virginia and Ohio, and currently serves on its Audit Committee. Mr. Altmeyer also serves as a member of the Executive Committee of the Board of Directors of Wheeling Hospital, is Vice Chairman of the Chambers Foundation, serves on the Veterans’ Administration Advisory Committee for the National Cemetery Administration and is a member of the Board of Directors of the General Douglas MacArthur Foundation. Mr. Altmeyer is a graduate of the U.S. Military Academy, West Point, New York, a combat veteran of the Vietnam War and the recipient of numerous decorations, including the Silver Star.

Philip W. Baxter, Chairman of the Board, age 57, has been the Chairman of the Board of CNX Gas since June 30, 2005, the date of its formation. Mr. Baxter served as Chairman of the Audit Committee and as a member of the Finance Committee of CONSOL Energy and served as a Director of CONSOL Energy from August 1999 until August 2, 2005. Mr. Baxter has been the President of Stan Johnson Company, a nationally recognized leader in commercial real estate brokerage specializing in single-tenant properties, since September 2002. Mr. Baxter was Chief Financial Officer and Executive Vice President of the Tulsa-based energy conglomerate, Mapco Inc., until March 1998 when it merged with The Williams Company. During his 18-year career at Mapco, Mr. Baxter held a number of officer level positions including Chief Information Officer and Senior Vice President of Strategic Planning. Prior to his career at Mapco, he held a number of financial positions with Williams Energy Company, a subsidiary of The Williams Company. In 1970, Mr. Baxter received a bachelor’s degree in Business Administration from the University of Oklahoma and is a 1992 graduate of the Darden Executive Program of the University of Virginia.

Raj K. Gupta, Director, age 63, has been a Director of CONSOL Energy since February 2004 and a Director of CNX Gas since June 30, 2005, the date of its formation. He currently serves as a member of the Audit Committee and the Finance Committee of CONSOL Energy. Currently an independent management consultant, from 1965 until his retirement in 2000, Mr. Gupta held various management positions with Phillips Petroleum Company, an international integrated oil and gas company now part of ConocoPhillips, including Vice President of Strategic Planning, managing strategic planning, growth and globalization efforts in South America, China, the Middle East and the former Soviet Union. From 2000 to December 2004, he served on the Board of Directors of Yukos Oil Company, Moscow, Russia, chaired its Compensation Committee and was a member of its Audit and Finance Committees. He also serves on the advisory board of Preng & Associates in Houston. Mr. Gupta earned a master’s degree in Industrial Engineering and Management Science from Kansas State University and a Bachelor of Science degree in Mechanical Engineering with Honors from Birla Engineering College in India.

J. Brett Harvey, Director, age 55, has been President and Chief Executive Officer and a Director of CONSOL Energy since January 1998. He has been a Director of CNX Gas since June 30, 2005, the date of its formation. Prior to joining CONSOL Energy, Mr. Harvey served as the President and Chief Executive Officer of PacifiCorp Energy Inc., a subsidiary of PacifiCorp, from March 1995 until January 1998. Mr. Harvey also was President and Chief Executive Officer of Interwest Mining Company from January 1993 until January 1998 and Vice President of PacifiCorp Fuels from November 1993 until January 1998. Mr. Harvey is a member of the National Mining Association, the World Coal Institute, the IEA Coal Industry Advisory Board, and the Waterways Council, Inc., member of the board of directors of the Bituminous Coal Operators’ Association, member of the board of directors of Barrick Gold Corporation, member of the executive committee and the board of the Center for Energy & Economic Development, member of the CEO Group of the Coal-Based Generation Stakeholders, member of the Executive Advisory Board of the Virginia Coalfield Development Authority, member of the National Coal Council, member of The Conservation Fund Corporate Counsel and chairman of the Greater Pittsburgh Council of Boy Scouts of America. He received a bachelor’s degree in Mining Engineering from the University of Utah.

William J. Lyons, Director, age 57, has been a Director of CNX Gas since October 17, 2005. Mr. Lyons has been Chief Financial Officer of CONSOL Energy since February 1, 2001. From January 1, 1995 to February 1, 2001, Mr. Lyons held the position of Vice President-Controller for CONSOL Energy. Mr. Lyons joined CONSOL Energy in 1976. Mr. Lyons earned a bachelor’s degree in business administration and a master’s degree in accounting from Duquesne University.

John R. Pipski, Director, age 58, has been a Director of CNX Gas since August 15, 2005. Since 2001, Mr. Pipski has provided financial and tax accounting services to business clients, through his own firm. From 1970 to 2001, he held various positions at the international accounting firm of Ernst & Young, LLP. For eighteen years at Ernst & Young, Mr. Pipski was a Tax Partner specializing in corporate taxation, mergers and acquisitions and tax accounting issues in the coal and manufacturing industries. In addition, he held various positions within the Tax and Audit Departments of that firm. Mr. Pipski has served as a Board Member and Treasurer of The Ronald McDonald House Charities of Pittsburgh. Mr. Pipski is a certified public accountant and earned bachelor’s and master’s degrees in financial administration from Michigan State University.

Corporate Governance Web Page and Available Documents.    CNX Gas maintains a corporate governance page on its website at www.cnxgas.com that includes information about its corporate governance. The following documents are currently included on the website:

•	the CNX Gas Corporation Corporate Governance Guidelines;

•	the CNX Gas Corporation Code of Director Business Conduct and Ethics;

•	the CNX Gas Corporation Code of Employee Business Conduct and Ethics; and

•	the charters of the Audit, Nominating and Corporate Governance, Compensation, and Finance Committees.

CNX Gas will also provide a printed copy of these documents to those who request copies in writing from Dan Zajdel, Director of Investor Relations, CNX Gas Corporation, 4000 Brownsville Road, South Park, Pennsylvania 15129.

Determination of Director Independence.    The Board is required under the current listing standards of the New York Stock Exchange to affirmatively determine the independence of each director and to disclose such determination in the Proxy Statement for each Annual Meeting of Stockholders of CNX Gas. The Board, at its meeting held on November 1, 2005, affirmatively determined that each of James E. Altmeyer, Sr., Philip W. Baxter, Raj K. Gupta and John R. Pipski is an “independent director” with respect to CNX Gas under the corporate governance rules of the New York Stock Exchange codified in Section 303A of the New York Stock Exchange Listed Company Manual.

Required Vote.    As more fully set forth in Section 2.9 of CNX Gas’ Amended and Restated Bylaws, the affirmative vote of a plurality of the votes cast at the Annual Meeting shall elect directors. CONSOL Energy, as the holder of more than a majority of CNX Gas’ outstanding common stock, has the power to elect all of the directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” THE ABOVE-NAMED NOMINEES

FOR THE BOARD OF DIRECTORS

EXECUTIVE COMPENSATION AND STOCK OPTION INFORMATION

Compensation Committee.    The Compensation Committee of the Board is responsible for reviewing and making decisions and recommendations with respect to the compensation of executive officers and key executives of CNX Gas and its subsidiaries.

Executive Compensation.    The following table discloses the compensation for Mr. DeIuliis, the President and Chief Executive Officer, and the other three most highly compensated executive officers of CNX Gas or its subsidiaries who were serving as an executive officer at fiscal year ended December 31, 2005 and whose annual salary plus other forms of compensation exceeded $100,000 (the “named executive officers”). Other than the named executive officers, CNX Gas does not have any officers who are executive officers. The compensation described in this table for periods prior to CNX Gas’ formation on June 30, 2005 relates to and was paid in whole or in part by CONSOL Energy or an affiliate of CONSOL Energy. The services rendered to CONSOL Energy were, in some cases, in capacities not equivalent to those to be provided to CNX Gas and this table does not reflect the compensation to be paid to executive officers in the future. Going forward, all compensation paid to the named executive officers in respect of service to CNX Gas will be paid by CNX Gas.

SUMMARY COMPENSATION TABLE

											Long Term Compensation
	Annual Compensation										Awards							Payouts
Name and Principal Position	Year	Salary			Bonus			Other Annual Compensation(2)			Restricted Stock Awards(6)			# Securities Options/SARs				All Other Compensation(3)
Nicholas J. DeIuliis President and Chief Executive Officer	2005 2004	$ $	324,231 232,713		$ $	950,000 300,000	(1)	$ $	1,879 5,915	(4) (4)	$ $	93,093 342,705	(7) (11)	5,580 11,780	(8) (8)	281,481	(10)	$ $	12,600 12,050

Ronald E. Smith Executive Vice President and Chief Operating Officer	2005 2004 2003	$ $ $	373,846 358,322 298,411		$ $	620,250 460,000 —	(1)	$ $	5,814 3,612 —	(5) (5)	$ $	317,317 567,891 —	(7) (11)	18,762 39,875 65,100	(8) (8) (8)	266,667	(10)	$ $ $	12,600 12,300 11,769

Gary J. Bench Senior Vice President and Chief Financial Officer	2005 2004	$ $	151,150 124,267		$ $	213,650 56,498	(1)		— —		$ $	32,896 42,938	(7) (11)	2,036 4,225	(8) (8)	79,074	(10)	$ $	9,026 7,456

Stephen W. Johnson Senior Vice President and General Counsel	2005		$53,308	(12)		$133,650	(1)		—			$47,504	(9)			43,334	(10)		—

(1)	In the case of each of Messrs. DeIuliis, Smith and Bench, bonuses for 2005 represent amounts (a) paid in 2006, but earned in 2005 and (b) earned in 2005 and paid in 2005. With respect to Mr. DeIuliis, $700,000 was earned in 2005 but paid in 2006, and $250,000 was earned in 2005 and paid in 2005. With respect to Mr. Smith, $470,250 was earned in 2005 but paid in 2006, and $150,000 was earned in 2005 and paid in 2005. With respect to Mr. Bench, $133,650 was earned in 2005 but paid in 2006, and $80,000 was earned in 2005 and paid in 2005. In the case of Mr. Johnson, bonuses for 2005 represent amounts paid in 2006 but earned in 2005.
(2)	Except as indicated, other compensation in the form of perquisites and other personal benefits have been omitted because they accounted for the lesser of $50,000 or 10% of the total salary and bonus for each of CNX Gas’ named executive officers for that year.
(3)	Represents matching 401(k) plan contributions.
(4)	Includes (a) in 2005, $1,879 tax reimbursement for financial planning; and (b) in 2004, $5,915 tax reimbursement for financial planning.
(5)	Includes (a) in 2005, $5,814 tax reimbursement for financial planning and air travel; and (b) in 2004, $3,612 tax reimbursement for financial planning and air travel.

(6)	Except as set forth below in Note 9, the figures below represent restricted stock units with respect to shares of CONSOL Energy common stock. At the close of business on December 31, 2005, the fair market value of all the non-vested restricted stock units held by each named executive officer was as follows: Mr. DeIuliis: 9,801 units valued at $638,829, Mr. Smith: 20,273 units valued at $1,321,394, and Mr. Bench: 1,752 units valued at $114,195; Mr. Johnson did not have any restricted stock units with respect to CONSOL Energy common stock. The foregoing values were calculated by multiplying the closing market price of the CONSOL Energy common stock on December 31, 2005 by the number of unvested restricted stock units held by each executive. The restricted stock units have dividend equivalent rights, and the restricted stock unit awards provide that if dividends are declared on CONSOL Energy’s stock, the dividends will be deemed to have been paid on the shares underlying the award, and reinvested in CONSOL Energy common stock. The foregoing totals include reinvestments in respect of dividends paid to date.
(7)	Consists of grants of 2,046, 6,974 and 723 unvested restricted stock units with respect to shares of CONSOL Energy common stock vesting ratably over 4 years to Messrs. DeIuliis, Smith, and Bench, respectively, each valued at the market price as of the date of the grant.
(8)	Represents options to purchase shares of CONSOL Energy common stock.
(9)	Consists of a grant of 2,969 unvested restricted stock units with respect to shares of CNX Gas common stock vesting ratably over 4 years valued at the market price as of the date of the grant; because there was no public market for the common stock of CNX Gas on September 1, 2005, which was the grant date, the $16.00 per share price at which shares of common stock were sold in CNX Gas’ August 2005 private placement was used for the purposes of this table. On December 31, 2005, when there was still not yet a public market for CNX Gas shares of common stock, the value of the restricted stock units was $61,607, calculated on the basis of the closing sales price of $20.75 per share which was the last private trade price observed on October 7, 2005 and determined by the Board to be the fair market value as of such date.
(10)	Represents options, which are not currently exercisable, to purchase shares of CNX Gas common stock (the options were granted pursuant to the CNX Gas Equity Incentive Plan as a one-time award).
(11)	Consists of grants of 8,095 restricted stock units with respect to CONSOL Energy common stock to each of Messrs. DeIuliis and Smith, and 323 restricted stock units with respect to CONSOL Energy common stock to Mr. Bench, in each case with a 3-year vesting schedule, given as a special recognition award to Messrs. DeIuliis, Smith and Bench, each valued at the market price as of the date of grant; and grants of 3,039, 10,355 and 1,072 restricted stock units with respect to CONSOL Energy common stock with a 4-year vesting schedule to Messrs. DeIuliis, Smith and Bench, respectively, each valued at the market price as of the date of grant.
(12)	Mr. Johnson’s employment with CNX Gas began on September 1, 2005 and the amount shown represents a pro-rated portion of his annual salary of $180,000.

CNX Gas Stock Option Grants.    The following table sets forth the individual grants of stock options exercisable for common stock of CNX Gas made to the named executive officers by CNX Gas from the time of formation on June 30, 2005 through December 31, 2005. CNX Gas did not grant any stock appreciation rights during the twelve months ended December 31, 2005.

CNX Gas Option/SAR Grants in Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options/SARs Granted	% of Total Options/SARs Granted to Employees In Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
Name					5%	10%
Nicholas J. DeIuliis	281,481	27.04	16.00	2015	2,832,350	7,177,732
Ronald E. Smith	266,667	25.62	16.00	2015	2,683,287	6,799,976
Gary J. Bench	79,074	7.60	16.00	2015	795,667	2,016,377
Stephen W. Johnson	43,334	4.16	16.00	2015	436,040	1,105,012

The stock options granted to these executive officers terminate ten years after the date on which they were granted. The stock options will vest 25% per year, beginning one year after the grant date. The vesting of the options will accelerate upon a change of control of CNX Gas. A termination of employment will have the following effects on stock options grants set forth in the table above:

•	if the employee is terminated for cause or has breached any of the restrictive covenants set forth in the applicable stock option award agreement, such as its non-compete provisions, the options (whether vested or unvested) will be deemed cancelled and forfeited in their entirety;

•	if the employee is terminated without cause (except for a reduction in force) or does so voluntarily, the unvested portion of the options will be deemed cancelled and forfeited and the vested portion, if any, will remain exercisable for a period of 90 days following such termination of employment;

•	if the employee’s employment is terminated as a result of death, the options will vest in full and will remain exercisable for the lesser of 3 years or until the expiration date of the options;

•	if the employee terminates employment by retiring, the nature of the retirement affects the status of the options under the CNX Gas equity incentive plan thereafter.

The following table sets forth for each of the named executive officers the number of shares subject to both exercisable and unexercisable stock options in respect of CNX Gas common shares, as well as the value of unexercisable in-the-money options, as of the end of December 31, 2005. No CNX Gas executive officer held stock appreciation rights which became exercisable during the year ended December 31, 2005.

CNX Gas Aggregated Option/SAR Exercises in Last Fiscal Year

and Fiscal Year-End Option/SAR Values

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End (#)	Value of Unexercised in- the-Money Options/SARs at Fiscal Year End($)
Name	Shares Acquired on Exercise(#)	Value Realized($)	Exercisable/ Unexercisable(1)	Exercisable/ Unexercisable(2)
Nicholas J. DeIuliis	—	—	0/281,481	0/1,337,035
Ronald E. Smith	—	—	0/266,667	0/1,266,668
Gary J. Bench	—	—	0/79,074	0/375,602
Stephen W. Johnson	—	—	0/43,334	0/205,837

(1)	As of December 31, 2005.

(2)	Because there was no trading in the shares of CNX Gas from October 7, 2005 through December 31, 2005, the date of determination for this Proxy Statement, values are calculated on the basis of the closing sales price of $20.75 per share which was the last private trade price observed on October 7, 2005 and determined by the Board to be the fair market value as of such date, less the exercise price per share.

For a summary of the number of shares available under the CNX Gas Equity Compensation Plan, see “Executive Compensation and Stock Option Information—Equity Compensation Plan Information” below.

CONSOL Energy Stock Option Grants.    The following table sets forth the individual grants of stock options exercisable for common stock of CONSOL Energy made to Messrs. DeIuliis, Smith, and Bench from January 1, 2005 through December 31, 2005. There were no stock appreciation rights granted during the twelve months ended December 31, 2005. Mr. Johnson did not receive any stock options from CONSOL Energy.

CONSOL Energy Option/SAR Grants in Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options/SARs Granted	% of Total Options/SARs Granted to Employees In Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)
Name					5%	10%
Nicholas J. DeIuliis	5,580	0.65	45.50	2015	159,670	404,635
Ronald E. Smith	18,762	2.18	45.50	2015	536,869	1,360,532
Gary J. Bench	2,036	0.24	45.50	2015	58,260	147,641

The stock options granted to these executive officers were granted pursuant to terms and conditions similar to the ones described above with respect to CNX Gas stock options.

The following table sets forth for each of the named executive officers the number of shares subject to both exercisable and unexercisable stock options in respect of CONSOL Energy common shares, as well as the value of unexercisable in-the-money options, as of the end of December 31, 2005. No CNX Gas executive officer held stock appreciation rights which became exercisable during the year ended December 31, 2005. Mr. Johnson held no options exercisable for the purchase of CONSOL Energy common shares.

CONSOL Energy Aggregated Option/SAR Exercises in Last Fiscal Year

and Fiscal Year-End Option/SAR Values

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End (#)	Value of Unexercised in-the-Money Options/SARs at Fiscal Year End($)
Name	Shares Acquired on Exercise(#)	Value Realized($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable(1)
Nicholas J. DeIuliis	33,970	1,669,463	100/26,990	1,968/1,034,398
Ronald E. Smith	44,000	1,399,481	182,093/94,744	8,161,910/3,661,926
Gary J. Bench	11,544	533,446	4,225/11,218	188,040/448,840
Stephen W. Johnson	—	—	—	—

(1)	Calculated on the basis of the closing sale price of $65.18 per share on December 31, 2005, less the exercise price per share.

Equity Compensation Plan Information.    The following table summarizes CNX Gas’ equity compensation plan information as of December 31, 2005. CNX Gas’ equity compensation plan was approved on August 4, 2006 by CONSOL Energy, CNX Gas’ sole stockholder at the time. There are no equity compensation plans involving the stock of CNX Gas that were not approved by CNX Gas stockholders.

Equity Compensation Plan Information

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	1,133,545		$16.0523	(1)	1,366,455	(2)
Equity compensation plans not approved by security holders	—		—		—
Total	1,133,545	(3)	$16.0523		1,366,455

(1)	The weighted-average exercise price is with respect to outstanding stock options only and does not take into account outstanding restricted stock units which do not have an associated exercise price.
(2)	Of this total, the Board may decide how to allocate awards among stock options, stock appreciation rights, restricted stock units, performance awards, and other stock-based awards.
(3)	Of this total, 1,040,576 are outstanding stock options and 92,969 are outstanding restricted stock units.

As of March 16, 2006 the figures above have not changed.

Retirement Benefits.    Pension benefits and, in some cases, pension restoration benefits for qualified salaried CNX Gas employees with respect to service prior to January 1, 2006 are calculated and paid pursuant to the CONSOL Energy Retirement Plan and related instruments (together, the “Retirement Plans”). CNX Gas is responsible for amounts attributable to service subsequent to CNX Gas’ separation from CONSOL Energy but prior to January 1, 2006; CNX Gas does not believe that these amounts are material. Benefits are based on an employee’s years of service and average monthly pay during the employee’s three highest-paid years (“Covered Compensation”). “Average monthly pay” for this purpose includes regular compensation and annual short term incentive compensation amounts, but excludes other bonuses and compensation in excess of limits imposed by the Internal Revenue Code of 1986, as amended (the “Code”) (Covered Compensation for CNX Gas’ named executive officers is reflected in the “Base Salary” and “Bonus” columns of the Summary Compensation Table but the “Bonus” column includes certain amounts, payable as special one-time awards, excluded from Covered Compensation). The Code limits the amount of annual benefits which may be payable from the pension trust. Retirement benefits provided under the pension plan in excess of these limitations are paid from CONSOL Energy’s and, with respect to amounts relating to service subsequent to the separation of CNX Gas from CONSOL Energy, CNX Gas’ general revenues under separate, non-funded pension restoration plans. CNX Gas is in the process of implementing arrangements to provide for future service accruals under its own plan documents; CNX Gas anticipates that the terms and conditions of these arrangements will be substantially similar to those used by CONSOL Energy.

Pension Plan Table

Remuneration	15	20	25	30	35(1)
$200,000.00	$48,000.00	$64,000.00	$79,833.33	$94,833.33	$101,503.33
$400,000.00	$96,000.00	$128,000.00	$159,666.67	$189,666.67	$203,006.67
$600,000.00	$144,000.00	$192,000.00	$239,500.00	$284,500.00	$304,510.00
$800,000.00	$192,000.00	$256,000.00	$319,333.34	$379,333.34	$406,013.34
$1,000,000.00	$240,000.00	$320,000.00	$399,166.67	$474,166.67	$507,516.67
$1,200,000.00	$288,000.00	$384,000.00	$479,000.00	$569,000.00	$609,020.00
$1,400,000.00	$336,000.00	$448,000.00	$558,833.34	$663,833.34	$710,523.34

Remuneration	15	20	25	30	35(1)
$1,600,000.00	$384,000.00	$512,000.00	$638,666.67	$758,666.67	$812,026.67
$1,800,000.00	$432,000.00	$576,000.00	$718,500.01	$853,500.01	$913,530.01
$2,000,000.00	$480,000.00	$640,000.00	$798,333.34	$948,333.34	$1,015,033.34
$2,200,000.00	$528,000.00	$704,000.00	$878,166.67	$1,043,166.67	$1,116,536.67
$2,400,000.00	$576,000.00	$768,000.00	$958,000.01	$1,138,000.01	$1,218,040.01
$2,600,000.00	$624,000.00	$832,000.00	$1,037,833.34	$1,232,833.34	$1,319,543.34
$2,800,000.00	$672,000.00	$896,000.00	$1,117,666.68	$1,327,666.68	$1,421,046.68
$3,000,000.00	$720,000.00	$960,000.00	$1,197,500.01	$1,422,500.01	$1,522,550.01
$3,200,000.00	$768,000.00	$1,024,000.00	$1,277,333.34	$1,517,333.34	$1,624,053.34

(1)	Prior to November 1, 1975, the Retirement Plans did not provide benefits to employees who had not then attained 30 years of age. Consequently, as of the date hereof, the level of benefits for employees with 35 years of service does not differ from the level available to employees with 30 years of service.

The foregoing table illustrates the straight life annuity amounts payable under the Retirement Plans to CNX Gas employees retiring at age 65 as of December 31, 2005. Amounts shown above are subject to deduction for Social Security payments. The current years of service credited for retirement benefits for the CNX Gas named executive officers are as follows: 15 years for Mr. DeIuliis, 30 years for Mr. Smith, 21 years for Mr. Bench and 0 years for Mr. Johnson.

For more information, see “Related Party Transactions—Other Transactions” below.

Compensation Committee Interlocks and Insider Participation.    As of March 16, 2006, the CNX Gas Compensation Committee consists of James E. Altmeyer, Sr., Chairman of the Committee, J. Brett Harvey and William J. Lyons; Philip W. Baxter, the Chairman of the Board, serves on the Committee ex officio. None of Messrs. Baxter, Harvey, Altmeyer or Lyons have ever been an officer or employee of CNX Gas or its subsidiaries. At the time CNX Gas set its executive officers’ compensation CNX Gas did not have a compensation committee and therefore the CNX Gas Board of Directors participated in deliberations concerning the named executive officers’ compensation. J. Brett Harvey, who serves on the CNX Gas Board, is President and Chief Executive Officer of CONSOL Energy, CNX Gas’ principal stockholder. Nicholas J. DeIuliis, who serves on the CNX Gas Board was, until August 8, 2005, Senior Vice President—Strategic Planning of CONSOL Energy, CNX Gas’ principal stockholder. William J. Lyons, who is the Chief Financial Officer of CONSOL Energy, CNX Gas’ principal stockholder, did not become a director of CNX Gas until October 7, 2005 and hence did not participate in deliberations concerning the named executive officers’ compensation for 2005.

CNX Gas engages in, and plans to continue to engage in, business transactions with CONSOL Energy and its affiliates. See “Related Party Transactions” below.

Employment Agreements.    None of Messrs. DeIuliis, Smith, Bench or Johnson has an employment agreement with CNX Gas, but Messrs. Smith, Bench and Johnson have been provided an offer letter setting forth the compensation arrangements with CNX Gas. After discussion with Mr. DeIuliis, the Board determined that the terms and conditions of Mr. DeIuliis’ employment were adequately set forth in CNX Gas’ Offering Memorandum which memorialized the oral understanding regarding the current terms and conditions of Mr. DeIuliis’ employment and therefore an offer letter from CNX Gas to Mr. DeIuliis was not necessary.

CNX Gas Change in Control Severance Agreements.    CNX Gas has entered into change in control severance agreements with each of Messrs. DeIuliis, Smith, Bench and Johnson which provide that, subject to CONSOL Energy’s reemployment rights described below with respect to Messrs. DeIuliis and Bench, if the named executive officer is terminated:

(1) after, or in connection with, a Change in Control (as defined below) for any reason other than cause, death or disability or if, within the two-year period after a Change in Control, he is constructively terminated, which includes: (a) an adverse change in his position; (b) a reduction in annual base salary or target bonus or a material reduction in employee benefits; (c) a material change in circumstances, including a material change in the scope of CNX Gas’ business, as determined by the named executive officer, which has rendered the named executive officer unable to carry out his duties; (d) the liquidation, dissolution, merger, consolidation or reorganization of CNX Gas or transfer of all or substantially all of CNX Gas’ business or assets; or (e) the relocation of the named executive officer’s principal work location to a location that increases his normal commute by 50 miles or more or that requires travel increases by an unreasonable amount; or

(2) other than for cause, death or disability, not more than three months prior to the date on which a Change in Control occurs or at the request of a third party who initiates a Change in Control and upon the execution of a release;

then the named executive officer will receive:

(a) a lump sum cash payment equal to (x) (i) a multiple of the named executive officer’s base pay, plus (ii) a multiple of the named executive officer’s incentive pay (the multiple, in each case, for Mr. DeIuliis is 2.5, and for Messrs. Smith, Bench and Johnson is 2.0); and (y) a pro rated payment of his incentive pay for the year in which his termination of employment occurs;

(b) for 24 months (30 months in the case of Mr. DeIuliis), the continuation of medical and dental coverage (or a lump sum payment in lieu of continuation at the election of CNX Gas);

(c) if the named executive officer would have been eligible for post-retirement medical and dental coverage had he retired from employment during the period of 24 months (30 months in the case of Mr. DeIuliis) following termination of employment but is not so eligible because of the termination, then at the end of the 24 month (30 months in the case of Mr. DeIuliis) period described in (b), CNX Gas will provide continued medical and dental coverage comparable to that which would have been available to him under the CNX Gas post-retirement medical and dental benefits program for as long as such coverage would have been available under that program (or a lump sum cash payment in lieu of continuation at the election of CNX Gas);

(d) a lump sum cash payment equal to the amount that the named executive officer would have received under CNX Gas’ 401(k) plan as a match, had he been eligible to participate in CNX Gas’ 401(k) plan for 24 months (30 months in the case of Mr. DeIuliis) after his termination date, and had he contributed the maximum amount to the plan for the match;

(e) a lump sum cash payment equal to the difference between the present value of his accrued pension benefits at his termination date under CNX Gas’ qualified defined benefit plan and (if eligible) its pension restoration plan (together, the “pension plans”) and the present value of the accrued pension benefits to which the named executive officer would have been entitled under the pension plans had he continued participation in those plans for 24 months (30 months in the case of Mr. DeIuliis) after his termination date;

(f) a lump sum cash payment of $25,000 in order to cover the cost of outplacement assistance services and other expenses associated with seeking other employment; and

(g) any amounts earned, accrued or owing but not yet paid as of his termination date, payable in a lump sum, and any benefits accrued or earned in accordance with the terms of any applicable benefit plans and programs of CNX Gas.

In addition, upon a Change in Control, all equity awards held by the named executive officer in CNX Gas and CONSOL Energy will become fully vested and/or exercisable on the date the Change in Control occurs and all stock options or stock appreciation rights will remain exercisable for the period set forth in the applicable award agreement.

A “Change in Control” means:

(1) the acquisition by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 25% of the combined voting power of the then outstanding voting stock of CNX Gas, other than any such acquisition:

(a)	directly from CNX Gas that is approved by the Incumbent Board (as defined below);

(b)	by CNX Gas, CONSOL Energy or any of their respective subsidiaries, by any employee benefit plan (or related trust) sponsored or maintained by CNX Gas, CONSOL Energy or any of their respective subsidiaries or affiliates;

(c)	by an underwriter in connection with a public offering; or

(d)	in a business combination (as defined below) that complies with 3 (a), (b) and (c) below; or

(2) other than at a time when CONSOL Energy and/or its subsidiaries beneficially own more than 50% of the total voting stock of CNX Gas, individuals who constitute the board of directors (the “Incumbent Board”) (or whose election was approved by two-thirds of the Incumbent Board, other than any director elected as a result of an actual or threatened election contest) cease for any reason to constitute at least a majority of the Board of Directors; or

(3) consummation of a reorganization, merger or consolidation of CNX Gas or a direct or indirect wholly owned subsidiary of CNX Gas, a sale or other disposition of all or substantially all of the assets of CNX Gas, or certain other transactions involving CNX Gas (each, a “business combination”), unless, in each case, immediately following such business combination:

(a)	all or substantially all of the individuals and entities who were the beneficial owners of voting stock of CNX Gas immediately prior to such business combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such business combination or any direct or indirect parent corporation of such entity;

(b)	no person other than CNX Gas and/or CONSOL Energy and/or their respective subsidiaries beneficially owns 25% of more of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such business combination or any direct or indirect parent corporation of such entity; and

(c)	other than at a time when CONSOL Energy and/or its subsidiaries beneficially own more than 50% of the total voting stock of CNX Gas, at least a majority of the members of the board of directors of the entity resulting from such business combination or any direct or indirect parent corporation thereof were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the board providing for such business combination;

(4) approval by the stockholders of CNX Gas of a complete liquidation or distribution of CNX Gas, except pursuant to certain business combinations; or

(5) other than at a time when CONSOL Energy and/or its subsidiaries beneficially own less than 50% of the total voting stock of CNX Gas, a Change in Control of CONSOL Energy.

The change in control severance agreements also provide that in the event that Mr. DeIuliis’s or Mr. Bench’s employment is terminated in connection with a Change in Control for any reason other than death, disability or cause or if such named executive officer is constructively terminated as described above (other than in the event of a Change in Control of CONSOL Energy), CONSOL Energy may, in its sole discretion, elect on or before the 30th day following such named executive officer’s termination date to reemploy the named executive officer on a full time basis in a salaried position. In the event CONSOL Energy elects to reemploy the named executive officer, the named executive officer shall be entitled to receive generally comparable annual base salary, incentive pay and employee benefits from CONSOL Energy for a period not extending beyond the two year anniversary of the Change in Control (the “reemployment period”). If the named executive officer refuses or fails to accept CONSOL Energy’s offer of reemployment, the named executive officer will not be considered to have terminated employment with CNX Gas and will not receive any benefits under the above-described, CNX Gas Changes In Control Severance Agreement.

Upon any reemployment by CONSOL Energy, the named executive officer must agree and acknowledge that no compensation and benefits will be payable to the named executive officer under the agreement, except by CONSOL Energy during the reemployment period and the named executive officer will terminate his agreement with CNX Gas and execute a new change in control severance agreement with CONSOL Energy. If, however, CONSOL Energy terminates the named executive officer’s employment with it during the reemployment period, CONSOL Energy will have to pay the named executive officer the change in control payments and benefits described above offset by any salary, incentive pay and months of benefits, as applicable, received by the named executive officer from CONSOL Energy during the reemployment period.

In the event the named executive officer is terminated under circumstances described above and CONSOL Energy does not exercise its right to reemploy the named executive officer (in the case of Messrs. DeIuliis and Bench), CNX Gas may, in its sole discretion, elect to delay any named executive officer’s termination date for up to 24 months (the “consultancy period”). During the consultancy period, the named executive officer must be available to provide advice and assistance to CNX Gas. In no event may the named executive officer be required to provide more than five (5) hours of consulting services per work week without his consent and the named executive officer shall be permitted to engage in other business activities, subject to certain restrictions. If CNX Gas elects to provide for a consultancy period, the named executive officer will continue to receive his annual base salary and employee benefits during the consultancy period and the change in control payments and benefits described above will be offset by such amounts and benefits provided to the named executive officer during the consultancy period.

With respect to each of Messrs. DeIuliis, Smith, Bench and Johnson, if it is determined that any payment or distribution (a “Payment”) by CNX Gas to or for his benefit would constitute an “excess parachute payment” within the meaning of section 280G of the Code, CNX Gas will pay to him an additional amount (the “Gross-Up Payment”), subject to certain limitations, such that the net amount retained by him after deduction of any excise tax imposed under section 4999 of the Internal Revenue Code, and any tax imposed upon the Gross-Up Payment, will be equal to the Payment.

The change in control severance agreements contain confidentiality, non-competition and non-solicitation obligations.

The change in control severance agreements will be in effect until July 21, 2006, subject to an annual one-year extension commencing on January 1, 2006, unless CNX Gas gives notice not later than October 31 of the preceding year that it does not wish to extend any of the agreements. Regardless of any such notice by CNX Gas, the agreement will continue in effect for a period of 24 months beyond the term provided in the agreement if a Change in Control occurs during the period the agreement is in effect.

Related Party Transactions.    CNX Gas has a number of intercompany agreements with CONSOL Energy. Provided below is a summary description of the master separation agreement between CNX Gas and CONSOL Energy and the other key agreements that relate to CNX Gas’ separation from CONSOL Energy which CNX Gas entered into as part of the separation from CONSOL Energy. References in this section to CONSOL Energy include its subsidiaries and references to CNX Gas include CNX Gas’ subsidiaries. These agreements are not the result of arm’s-length negotiation.

Overview

The master separation agreement contains the key provisions related to CNX Gas’ separation from CONSOL Energy. The other agreements referenced in the master separation agreement govern various interim and ongoing relationships between CONSOL Energy and CNX Gas. These agreements include:

•	the master cooperation and safety agreement;

•	the registration rights agreement;

•	the tax sharing agreement; and

•	the services agreement.

Master Separation Agreement

Contribution of Assets; Assumption of Liabilities. CONSOL Energy and certain of its affiliates transferred to CNX Gas the assets that were used exclusively in CONSOL Energy’s gas operations and other assets specifically listed in the agreement, subject to some specified exclusions. These assets included in particular coalbed methane and conventional oil and gas rights located in Virginia, Pennsylvania and northern West Virginia. All assets were transferred to CNX Gas on an “as-is-where-is” basis, which means that CNX Gas bears all the risk of a failure of title on any of the assets. In the event that both CNX Gas and CONSOL Energy have rights under certain contracts, the party that signed the contract will make available the rights and benefits of that contract to the other party, but only to the extent that the contract applies to the other party, and the other party will assume and discharge the liabilities related to those rights and benefits. CNX Gas assumed all of the liabilities related to those assets and the gas operations, even if those liabilities were as a result of activities occurring prior to the effective date of the separation of the businesses and regardless of whether such liabilities were the result of negligence or misconduct on the part of CONSOL Energy, subject to the following allocation of unknown liabilities, if any, asserted in writing by one or more third parties prior to the fifth anniversary following August 8, 2005: CNX Gas will be responsible for the first $10 million of aggregate unknown liabilities; CONSOL Energy will be responsible for the next $40 million of aggregate unknown liabilities; and CNX Gas will be responsible for any additional unknown liabilities over $50 million. CNX Gas will also be responsible for any unknown liabilities which were not asserted in writing during this five year period. Certain excluded liabilities which may have been related to gas operations were not assumed by CNX Gas and CNX Gas is being indemnified by CONSOL Energy with respect to these. Some of the excluded liabilities may have been incurred by CNX Gas subsidiaries, which would have to satisfy those liabilities if CONSOL Energy failed to satisfy them.

The coalbed methane and conventional oil and gas rights located in Virginia, Pennsylvania, northern West Virginia and Tennessee held by CNX Gas after separation from CONSOL Energy represent substantially all of CNX Gas’ proved reserves. In addition to the transfers made to CNX Gas in the separation, CONSOL Energy leased to CNX Gas pursuant to a master lease substantially all other coalbed methane and conventional oil and gas rights that CONSOL Energy and its majority-owned subsidiaries hold in the United States. These leased assets are principally located outside of Virginia, Pennsylvania, northern West Virginia and Tennessee. The master lease provided for a one-time payment of $50,000 at its inception. The master lease has 99-year term and by its terms no royalty is payable under the lease.

Special Dividend. In connection with the separation, CNX Gas paid a special dividend in an amount equal to the net proceeds from the private placement of the shares of CNX Gas, which was approximately $420.2 million, to CONSOL Energy.

Covenants.    CNX Gas has agreed that, for so long as CONSOL Energy beneficially owns at least fifty percent (50%) of CNX Gas’ outstanding voting stock, CNX Gas will not take any action which would limit the ability of CONSOL Energy or its transferee to transfer its shares of CNX Gas common stock, and will not take any actions that could reasonably result in CONSOL Energy being in breach of or in default under any contract or agreement, including any action that would cause a default under CONSOL Energy’s debt instruments. Additionally, CNX Gas will not issue any additional capital stock without CONSOL Energy’s consent if after such issuance CONSOL Energy would own less than eighty percent (80%) of CNX Gas’ outstanding voting stock.

Option Rights.    CNX Gas has granted CONSOL Energy the right to purchase shares of CNX Gas capital stock in two instances. First, CONSOL Energy has the right to purchase shares of CNX Gas capital stock in order to maintain a percentage ownership in CNX Gas capital stock of at least eighty percent (80%) for tax consolidation purposes. Second, CONSOL Energy has the right to purchase the required number of shares of CNX Gas capital stock so that it may effect a distribution of all of its CNX Gas shares to its stockholders as a tax-free spin-off. The exercise price for any CNX Gas shares purchased by CONSOL Energy is the then market price (defined as the average of the last sales price on each of the immediately preceding five trading days) on the securities exchange or quotation system on which CNX Gas stock is listed).

CNX Gas has agreed not to buy or sell any assets, dispose of any assets, or acquire any equity or debt securities of a third party in each case in excess of $30 million without CONSOL Energy’s prior consent.

Master Cooperation and Safety Agreement

The master cooperation and safety agreement contains the provisions related to the safe and economical operation of CNX Gas’ gas business and CONSOL Energy’s coal business where the parties have joint interests. The parties have agreed that to the extent there is any conflict between CNX Gas’ gas interests and CONSOL Energy’s coal interest in a joint location, CONSOL Energy’s coal operations shall generally prevail. CNX Gas has agreed to sign and deliver any waiver or consent necessary to allow coal mining operations of CONSOL Energy in the vicinity of any property or gas rights owned by CNX Gas and CONSOL Energy has agreed that CNX Gas has the right to capture gas from any well associated with CONSOL Energy’s property, subject to CONSOL Energy’s right to preclude CNX Gas from capturing gas with respect to any active mining area in order to promote safety for and productivity of its coal operations. CNX Gas will receive all proceeds from the capture of gas in all wells. In order to coordinate CNX Gas’ operational relationship with CONSOL Energy, the parties will coordinate CNX Gas’ annual drilling plan with CONSOL Energy’s ten year mine plan.

Tax Sharing Agreement

CONSOL Energy and CNX Gas entered into a tax sharing agreement. The tax sharing agreement governs the respective rights, responsibilities, and obligations of CONSOL Energy and CNX Gas with respect to certain tax liabilities and benefits, tax attributes, tax contests and other matters regarding income taxes and related tax returns. The following is a general summary of the tax sharing agreement.

In general, under the tax sharing agreement, CONSOL Energy is responsible for the remittance of U.S. federal income taxes of the affiliated group of corporations, including CNX Gas, of which it is the common parent, and is responsible for the remittance of state income taxes to states in which CONSOL Energy is required to file, or elects to file a consolidated or combined state income tax return. Additionally, CNX Gas is obligated to pay to CONSOL Energy each year an amount equal to the amount of U.S. federal income tax and state income tax that CNX Gas would have incurred had CNX Gas filed a separate U.S. federal income tax return and separate state income tax returns in these states in which CNX Gas is included in a consolidated or combined state tax return filed by CONSOL Energy.

Services Agreement

The services agreement governs the provision by CONSOL Energy to CNX Gas of support services, such as cash management and debt service administration, accounting and tax, investor relations, payroll and human resources administration, legal, information technology, internal audit, real estate management and other general administrative functions. CNX Gas has also agreed to pay or reimburse CONSOL Energy for any out-of-pocket payments, costs and expenses associated with these services. The agreement shall extend until terminated by the mutual agreement of the parties.

Other Transactions

CNX Gas sells gas to CONSOL Energy on a basis reflecting the monthly average price received by CNX Gas from third party sales. CNX Gas also sells gas to Buchanan Generation, LLC, in which CNX Gas has a 50% interest, on both a market and a discounted basis, depending upon the circumstances. CNX Gas also purchases various supplies from CONSOL Energy’s wholly owned subsidiary Fairmont Supply; the cost of these items reflect current market prices and is included in cost of goods sold as arms-length transactions. Management of CNX Gas believes that these sales and purchases are on terms no less favorable than could be obtained from unaffiliated third parties, under similar circumstances. In the years ended December 31, 2005, 2004 and 2003. CNX Gas’ sales of gas to CONSOL Energy and Buchanan Generation, LLC were for $6.1, $22.0 and $32.6 million, respectively. In the years ended December 31, 2005, 2004 and 2003, CNX Gas’ purchases of supplies from Fairmont Supply equaled $135, $137 and $89 thousand, respectively. Management of CNX Gas expects that future sales of gas to CONSOL Energy and Buchanan Generation, LLC, and purchases of supplies from Fairmont Supply will be on terms no less favorable than could be obtained from unaffiliated third parties, under similar circumstances.

CNX Gas utilizes certain services and engages in operating transactions in the normal course of business with CONSOL Energy. The following represents a summary of the significant transactions of this nature:

Cash management services for CNX Gas are performed by CONSOL Energy. Balances for receivables and payables outstanding at December 31, 2005 are retained by CNX Gas, while balances outstanding at December 31, 2004 are considered by CNX Gas to be a capital contribution or a return of capital from CONSOL Energy. No interest has been charged or paid to CNX Gas under this arrangement. In the twelve months ended December 31, 2005, 2004 and 2003, CNX Gas paid net cash to CONSOL Energy of $16.6, $82.2 and $52.5 million, respectively. CNX Gas intends to satisfy CNX Gas’ future working capital requirements and fund CNX Gas’ future capital expenditures from cash from operations and CNX Gas’ existing credit facility. CNX Gas has developed its own banking relationships, although for a brief period of time following the separation it continued to participate in CONSOL Energy’s cash management system under which cash generated by CNX Gas’ operations was received into CONSOL Energy’s cash accounts and CNX Gas’ payables were paid from CONSOL Energy’s cash accounts. These transactions were treated as intercompany loans.

Prior to the separation from CONSOL Energy, CNX Gas and its subsidiaries had guaranteed CONSOL Energy’s $750 million revolving credit facility and 7.875% Notes due March 1, 2012 in the principal amount of approximately $250 million. In addition, the assets of CNX Gas’ subsidiaries as well as substantially all of the assets being contributed to CNX Gas by CONSOL Energy were subject to liens securing this revolving credit facility, the 7.875% Notes and CONSOL Energy’s 8.25% medium term notes due 2007 in the principal amount of approximately $45 million. Lastly, the principal gas subsidiary, CNX Gas Company LLC, participated and sold receivables in CONSOL Energy’s $125 million receivables facility. CONSOL Energy obtained the release of CNX Gas and its subsidiaries from these guarantees in connection with the separation of the companies as well as the release of these liens on the assets of the CNX Gas subsidiaries and the other assets being contributed to CNX Gas and terminated the participation of the principal gas subsidiary in CONSOL Energy’s receivables facility. Although released from the existing guarantee of the 7.875% Notes, the indenture for the 7.875% Notes requires CNX Gas to again guarantee the 7.875% Notes if CNX Gas borrows money or otherwise incurs indebtedness by issuing notes, bonds, debentures or similar instruments to third parties (excluding CONSOL

Energy). As a result of entering into a new unsecured $200 million credit agreement with third party commercial lenders in October 2005, CNX Gas and its subsidiaries executed a supplemental indenture and are again guarantors of the 7.875% Notes. In addition, if CNX Gas were to grant liens to a lender as part of a future borrowing, the indenture and the agreement governing the 8.25% medium term notes require CNX Gas to ratably secure both the 7.875% Notes and the 8.25% medium term notes. CONSOL Energy has advised CNX Gas that, in accordance with its previously stated intention, CONSOL Energy sought to obtain an amendment to its indenture for the 7.875% Notes in order to obtain the release of CNX Gas and its subsidiaries as guarantors of the 7.875% Notes. However, based on its discussions with a number of the noteholders, CONSOL Energy has determined that it cannot obtain, at this time, an amendment of the indenture on commercially acceptable terms. Therefore, CONSOL Energy will not formally solicit the 7.875% noteholders for the release and, consequently, CNX Gas and its subsidiaries will remain guarantors of the 7.875% Notes.

General and administrative expenses contain fees of $5.7, $6.3 and $3.2 million for the twelve months ended December 31, 2005, 2004 and 2003, respectively, for certain accounting and administrative services provided by CONSOL Energy. These fees are allocated to CNX Gas based on annual estimated hours worked on CNX Gas and related companies versus total hours available.

CONSOL Energy currently incurs drilling costs related to gob gas production due to the necessity to de-gas coal mines in connection with production for safety reasons. CNX Gas estimates that the historical cost to CONSOL Energy of drilling these wells was as follows: $6.2 million in 2005, $9.1 million in 2004 and $9.3 million in 2003. CNX Gas captures and markets the gas from these wells and, therefore, benefits from this drilling activity, although it is not burdened with the cost to drill these gob wells. CNX Gas is responsible for the costs incurred to gather and deliver the gob gas to market. Unless CNX Gas chooses to drill, all gob well drilling costs are borne by CONSOL Energy and only the collection and processing costs are reflected in CNX Gas’ historical financial statements. Under CNX Gas’ master cooperation and safety agreement with CONSOL Energy retains this cost structure after CNX Gas’ separation from CONSOL Energy.

CONSOL Energy pays for metered power at certain mining operations in which CNX Gas conducts its operations. CNX Gas then reimburses CONSOL Energy for CNX Gas’ allocable share of such metered power on a monthly basis, which amounts to approximately $150,000 per month.

For service through December 31, 2005, CNX Gas employees participate in a non-contributory defined benefit pension plan administered by CONSOL Energy. Benefits for this plan are based primarily on years of service and employee’s pay near retirement. CNX Gas’ allocation of the pension expense under this plan was $526,000 up to the point of separation in 2005, and $1.4 and $1.0 million for the twelve months ended December 31, 2004 and 2003, respectively. CONSOL Energy’s allocation of the expense for this plan was based on the percentage of CNX Gas’ active employee salary wages compared to the total active employee salary wages covered by the plan. As of the date of separation, any incremental pension liability earned by CNX Gas salaried employees is the obligation of CNX Gas. Effective January 1, 2006, an amendment was made to the CONSOL Energy Retirement Plan that suspended all service accruals of CNX Gas employees in this plan. CNX Gas is in the process of implementing arrangements to provide for future service accruals under its own plan documents; CNX Gas anticipates that the terms and conditions of these arrangements will be substantially similar to those used by CONSOL Energy. As of this date, the lump sum benefits formula has been frozen for service and salaries and prospectively the lump sum option will not be offered for any benefits earned after January 1, 2006. Also the amount of future benefit accruals have been reduced and early retirement subsidies have been eliminated.

Employees may also elect to participate in a defined contribution investment plan administered by CONSOL Energy. Amounts charged to expense by CNX Gas for matching contributions in the investment plan were $442, $337 and $294 thousand for the twelve months ended December 31, 2005, 2004 and 2003, respectively. CONSOL Energy charges CNX Gas the actual matching amounts contributed by CONSOL Energy on behalf of CNX Gas’ employees.

Eligible employees may also participate in a long-term disability plan administered by CONSOL Energy. Benefits for this plan are based on a percentage of monthly earnings, offset by all other income benefits available to the disabled. CNX Gas’ allocation of the long-term disability plan expense under this plan was $228, $140 and $152 thousand for the twelve months ended December 31, 2005, 2004 and 2003, respectively. Allocation of the expense for this plan is based on the percentage of CNX Gas’ active salary employees compared to the total active salary employees covered by the plan.

CONSOL Energy has provided financial guarantees on behalf of CNX Gas. At December 31, 2005, these financial guarantees are as follows:

•	CNX Gas has an agreement with CONOCO/Phillips, Inc. that guarantees the physical delivery of CNX Gas production through December 31, 2005. CONSOL Energy has guaranteed any unpaid obligations of CNX Gas to this sales agreement, up to $60 million.

•	CONSOL Energy has an agreement with Dominion Field Services to guarantee any unpaid obligations of CNX Gas and Greene Energy (now merged into CNX Gas), pursuant to their gas sales agreements with Dominion Field Services. The maximum undiscounted future payments required pursuant to the agreement are as follows: (a) CNX Gas—$36 million, and (b) Greene Energy—$3 million.

•	CONSOL Energy has an agreement with AEP Energy Services to unconditionally guarantee the full and prompt payment of all obligations of CNX Gas up to $30 million arising from AEP Energy Services’ purchase, sale or exchange of energy services or energy related commodities with respect to the sales agreement between CNX Gas and AEP Energy Services.

•	CONSOL Energy guarantees the obligations of CNX Gas with respect to its gas derivative hedging activity under an International Swap and Derivative Association (ISDA) Agreement with Morgan Stanley Capital Group entered into in October 2003. The amount of this obligation fluctuates based on gas prices.

•	CONSOL Energy is the guarantor of the agreement dated May 26, 2004 between CNX Gas and Equitable Energy, LLC, relating to the purchases and/or trades of natural gas and/or natural gas products, electric energy or capacity, financial derivatives or related contracts. CONSOL Energy has guaranteed any unpaid obligations of CNX Gas related to this agreement, up to $10 million. The guaranty shall be a continuing guaranty and CONSOL Energy has the right to terminate the guaranty by providing Equitable Energy, LLC 30 day’s written notice.

•	CONSOL Energy guarantees the obligations of CNX Gas with respect to its gas derivative hedging activity under an International Swap and Derivative Association (ISDA) Agreement with Citibank entered into in December 2002. The amount of this obligation fluctuates based on gas prices.

•	CNX Gas has an agreement dated December 31, 2004 with Baltimore Gas and Electric Company that guarantees the prompt and complete payment of all obligations and amounts owed to BGE related to the purchase and/or sale of natural gas. CONSOL Energy has guaranteed any unpaid obligations of CNX Gas related to this agreement, up to $3 million. The guarantee will continue in force until 30 days prior written notice is given from CONSOL Energy to Baltimore Gas and Electric Company.

•	CONSOL Energy is the guarantor of the agreement dated October 22, 2004 between CNX Gas and East Tennessee Natural Gas LLC, relating to the sale, purchase, exchange, storage or transportation of natural gas. CONSOL Energy has guaranteed any unpaid obligation of CNX Gas related to this agreement, limited to $100,000 in the aggregate, plus reasonable costs and expenses incurred by East Tennessee Natural Gas LLC, in collecting the obligation and/or enforcing this guarantee. In the event that CNX Gas defaults in the payment of any of the obligations, within 30 days after receiving written notice from East Tennessee Natural Gas LLC, CONSOL Energy shall make such payment or otherwise cause the same to be paid.

•	CONSOL Energy is the guarantor of the agreement between CNX Gas and Columbia Gas Transmission Corporation dated April 14, 2004, related to all natural gas transportation and services agreed to between CNX Gas and Columbia Gas Transmission. The amount of this obligation fluctuates based on transportation prices and contracted volumes.

•	CONSOL Energy is the guarantor of the agreement between CNX Gas and TXU Portfolio Management Company dated March 9, 2005 with respect to obligations of CNX Gas up to $5 million.

•	CONSOL Energy has an agreement dated October 29, 2004 with Sequent Energy Management to guarantee the obligations of CNX Gas relating to the purchase, sale or exchange of natural gas or other hydrocarbons or non-combustible gases. The amount of this obligation fluctuates based on gas prices and contracted volumes.

•	CONSOL Energy guaranteed the obligations of CNX Gas up to a maximum amount of approximately $53 million under the agreements entered into between CNX Gas and East Tennessee related to the Jewell Ridge lateral gas pipeline.

With respect to the above guarantees which relate to contracts of one of CNX Gas’ subsidiaries, CNX Gas believes that based on CNX Gas’ publishing its own financial statements in conformity with SEC rules, the counterparties to those guarantees will release CONSOL Energy from its performance obligations. The remaining guarantees will then transfer to CNX Gas. Furthermore, CNX Gas does not believe this shift in guarantees will result in a material increase in cost to CNX Gas.

ACCOUNTANTS AND AUDIT COMMITTEE

Independent Registered Public Accounting Firm.    PricewaterhouseCoopers LLP is the independent registered public accounting firm selected by CNX Gas’ Audit Committee as the independent auditor for the fiscal year ended December 31, 2005. The Audit Committee has selected PricewaterhouseCoopers LLP as the independent auditor for the fiscal year ended December 31, 2006, and is proposing ratification of such selection to the stockholders of CNX Gas.

The following table presents fees billed for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of CNX Gas’ annual financial statements for the years ended December 31, 2004 and December 31, 2005, and fees for other services rendered by PricewaterhouseCoopers LLP during those periods. Except as set forth below, CNX Gas paid all such fees.

	2005		2004
Audit Fees	$85,000		—
Audit-Related Fees	$275,000	(1)	—
Tax Fees	—		—
All Other Fees	—		—

Total	$360,000		—

(1)	Fees that were billed directly to CONSOL Energy relating to the CNX Gas private placement transaction, Form S-1 registration statements and U.S. Securities and Exchange Commission comment letters.

As used above, the following terms have the meanings set forth below:

Audit Fees.    The fees for professional services rendered for the audit of CNX Gas’ annual financial statements, for Sarbanes-Oxley attestation procedures, for the review of the financial statements included in CNX Gas’ Quarterly Reports on Form 10-Q and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, to the extent applicable to CNX Gas in 2005 and 2004.

Audit-Related Fees.    The fees for assurance and related services that are reasonably related to the performance of the audit or review of CNX Gas’ financial statements.

Tax Fees.    The fees for professional services rendered for tax compliance, tax advice, and tax planning.

All Other Fees.    The fees for products and services provided, other than for the services reported under the headings “Audit Fees”, “Audit-Related Fees” and “Tax Fees”, for the period in question.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services.    The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. On February 13, 2006, the Audit Committee adopted a formal policy for the pre-approval of services provided by the independent registered public accounting firm. All of the Audit-Related Fees described were provided under the direction of CONSOL Energy at the request of CNX Gas pursuant to the Services Agreement and were pre-approved in accordance with the pre-approval policy and procedures adopted by CONSOL Energy’s Audit Committee. All of the Audit Fees described above were pre-approved by the CNX Gas Audit Committee at its regular meeting held on December 4, 2005.

Audit Committee Report.

Dear Stockholder:

The Audit Committee has reviewed and discussed with management of CNX Gas and PricewaterhouseCoopers LLP (“PwC”), the independent registered public accounting firm serving as the independent auditor of CNX Gas, the audited financial statements of CNX Gas as of and for the fiscal year ended December 31, 2005, including the fiscal year ended December 31, 2004, and the fiscal year ended December 31, 2003 (the “Audited Financial Statements”). In addition, we have discussed with PwC the matters required to be discussed by Codification of Statements on Auditing Standards No. 61 (Communication with Audit Committees).

Under the rules of the New York Stock Exchange, all members of the Audit Committee are independent. In 2005, the Audit Committee approved and adopted an Audit Committee Charter, a copy of which is attached hereto as Appendix A.

The Audit Committee also has received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and the Committee has discussed with that firm its independence from CNX Gas. The Committee also discussed with management of CNX Gas and PwC such other matters and received such assurances from them as we deemed appropriate.

As noted in the Proxy Statement in the table showing fees billed by PwC, PwC did not provide any non-audit services to CNX Gas during 2005 or 2004 and hence there was no impact in this regard on PwC’s independence.

Management is responsible for CNX Gas’ internal controls and the financial reporting process. PwC is responsible for performing an independent audit of CNX Gas’ financial statements and of its internal control over financial reporting in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the foregoing monitoring and oversight process, discussions with management and a review of the report of PwC with respect to the audited financial statements, and relying thereon, the Committee has recommended to the Board the inclusion of the audited financial statements in CNX Gas’ Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

The Audit Committee has considered the requirements of the Sarbanes-Oxley Act of 2002 with respect to the responsibilities of audit committees of public companies. The Audit Committee and Board of CNX Gas are committed to compliance with all provisions of that statute and related regulations. Actions will be taken by the Audit Committee and the Board as statutory and regulatory provisions become effective for CNX Gas and for audit committees and independent auditors generally.

MEMBERS OF THE COMMITTEE:

John R. Pipski, Chairman
James E. Altmeyer, Sr.
Raj K. Gupta
Philip W. Baxter, ex officio

(The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of CNX Gas under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that CNX Gas specifically incorporates the Report by reference therein.)

PROPOSAL #2—RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

The Audit Committee has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm to serve as the independent auditor for CNX Gas in respect of the fiscal year ended December 31, 2006, and is proposing such selection to the stockholders of CNX Gas for ratification. The Audit Committee recommends that the stockholders of CNX Gas ratify this selection.

During 2005, PricewaterhouseCoopers LLP reviewed the financial statements included in CNX Gas’ Registration Statement on Form S-1 and audited CNX Gas’ annual consolidated financial statements and those of its subsidiaries, reviewed financial information in filings with the Securities and Exchange Commission and other regulatory agencies, and as part of CONSOL Energy’s audit, audited CNX Gas’ internal control over financial reporting for the fiscal year ended December 31, 2005 and provided various other services.

The affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and voting on the proposal shall constitute ratification of the selection of PricewaterhouseCoopers LLP. If the stockholders of CNX Gas by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and voting on the proposal do not ratify the selection of PricewaterhouseCoopers LLP, the selection of an independent registered public accounting firm to serve as the independent auditor for the fiscal year ending December 31, 2006 will be reconsidered by the Audit Committee.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will have an opportunity to address the meeting and respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF

PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT AUDITOR FOR THE FISCAL YEAR

ENDING DECEMBER 31, 2006.

STOCKHOLDER PROPOSALS

Stockholder Proposals for Inclusion in This Year’s Proxy Statement.    In accordance with CNX Gas’ Bylaws, and since CNX Gas did not have an Annual Meeting in 2005 because it was not formed until June 30, 2005, in order to be properly brought before the upcoming Annual Meeting, a Stockholder’s notice of the matter the Stockholder wishes to present, or the person or persons the Stockholder wishes to nominate as a director, must have been received by the Secretary of CNX Gas no earlier than the close of business on December 29, 2005 (the 120th day prior to the upcoming Annual Meeting) and no later than the close of business on February 24, 2006 (the 10th day following the day on which public announcement of the date of the upcoming Annual Meeting was first made).

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement.    Any proposal submitted by a Stockholder for inclusion in the next Annual Meeting Proxy Statement must (a) conform to the requirements of Rule 14A-8 promulgated under the Securities Exchange Act of 1934 and (b) be received by the Secretary of CNX Gas no later than November 20, 2006 (under Rule 14a-8, the proposal must be received at least 120 days in advance of the one-year anniversary of mailing date of the Proxy Statement for the prior Annual Meeting—in this case, March 20). Any such proposal should be addressed to the Secretary, CNX Gas Corporation, 4000 Brownsville Road, South Park, PA 15129. There is more information below regarding the content of proposals.

General Information Regarding the Content of Proposals.    Director nominations must be accompanied by a statement of the nominee indicating willingness to be named in the Proxy as a nominee (if so desired), a statement by the nominee indicating willingness to serve if elected, a statement disclosing the principal occupations or employment of the nominee during the past five years, and otherwise include the information required by Regulation 14A under the Securities Exchange Act of 1934 and Rule 14A-11 promulgated thereunder. All other proposals must include a brief description of the business desired to be brought before the Annual Meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of CNX Gas, the language of the proposed amendment), the reasons for conducting such business at the Annual Meeting and any material interest in such business of the proposing Stockholder. All proposals and nominations much include evidence of the proposing Stockholder’s ownership of CNX Gas stock (which includes, (1) the name and address of the proposing Stockholder as it appears on CNX Gas’ books, and of such beneficial owner, (2) the class and number of shares of capital stock of CNX Gas which are owned beneficially and of record by the Stockholder and beneficial owner, (3) a representation that the Stockholder is a holder of record of stock of CNX Gas entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, and (iv) a representation whether the stockholder or beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of CNX Gas’ outstanding capital stock required to elect the nominee and/or (b) to otherwise solicit proxies from Stockholders in support of such nomination).

“Householding” of Proxy Materials.    The U.S. Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two (2) or more Stockholders sharing the same address by delivering a single proxy statement addressed to those Stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for Stockholders and cost savings for companies. CNX Gas and some brokers household proxy materials, delivering a single proxy statement to multiple Stockholders sharing an address unless contrary instructions have been received from the affected Stockholders. Once Stockholders have received notice from their broker or CNX Gas that materials will be sent in the householding manner to the Stockholder’s address, householding will continue until otherwise notified otherwise or until the Stockholder revokes such consent. If, at any time, Stockholders no longer wish to participate in householding and would prefer to receive a separate proxy statement, they should notify their broker if shares are held in a brokerage account or CNX Gas if holding registered shares. CNX Gas will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a Stockholder at a shared address to which a single copy of the documents was delivered. Any such notice should be addressed to the Investor Relations department of CNX Gas Corporation, 4000 Brownsville Road, South Park, PA 15129, or notice may be given by calling CNX Gas at (412) 854-6719 (i) to receive a separate copy of an annual report or proxy statement for this meeting, (ii) to receive separate copies of those materials for future meetings, or (iii) if the Stockholder shares an address and wishes to request delivery of a single copy of annual reports or proxy statements if now receiving multiple copies of annual reports or proxy statements.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

CNX Gas’ directors and certain executive officers are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of CNX Gas common stock with the Securities and Exchange Commission and the New York Stock Exchange. CNX Gas did not become a reporting company subject to Section 16(a) of the Securities Exchange Act of 1934 until 2006, and as such no Section 16(a) filings applicable to CNX Gas’ executive officers and directors were required to be filed in 2005.

OTHER MATTERS

The Board knows of no other proposals that may properly be presented for consideration at the Annual Meeting but, if other matters do properly come before the Annual Meeting, and provided you fill out the enclosed proxy card and return it, thereby consenting to be represented at the Annual Meeting by proxy, the persons named in the proxy will vote your shares according to their best judgment.

By Order of the Board of Directors

of CNX Gas Corporation

APPENDIX A

CNX Gas Corporation

Audit Committee Charter

(Adopted November 1, 2005)

This Charter governs the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of CNX Gas Corporation (the “Company”).

1.	Purpose. The purpose of the Committee shall be to assist the Board in its oversight of (i) the integrity of the financial statements of CNX Gas, (ii) CNX Gas’ compliance with legal and regulatory requirements, (iii) the independence and qualifications of CNX Gas’ independent registered public accounting firm(s) (referred to as the “independent auditors”), (iv) the performance of CNX Gas’ internal audit function and independent auditors, and (v) CNX Gas’ internal controls and risk management policies, and related matters, to the extent assigned to the Committee by the Board and in accordance with this Charter.

2.	Membership. The Committee shall consist of three or more directors, each of whom is determined by the Board to be “independent” in accordance with New York Stock Exchange (“NYSE”) Listing Standards, including the requirements of independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. Each member of the Committee shall in the judgment of the Board of Directors have the ability to read and understand CNX Gas’ basic financial statements or shall at the time of appointment undertake training for that purpose. At least one member of the Committee shall in the judgment of the Board be an “audit committee financial expert” in accordance with the rules and regulations of the Securities and Exchange Commission and at least one member (who may also serve as the audit committee financial expert) shall in the judgment of the Board have accounting or related financial management expertise in accordance with NYSE Listing Standards. No member of the Committee may simultaneously serve on the audit committees of more than two other public companies.

3.	Preliminary Note. The fundamental responsibility for CNX Gas’ financial statements and disclosures rests with management. The Committee’s role is one of oversight. The members of the Committee are not full-time employees of CNX Gas and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Committee to conduct audits, to independently verify management’s representations, or to determine that CNX Gas’ financial statements are complete and accurate, prepared in accordance with generally accepted accounting principles (“GAAP”), or fairly present the financial condition, results of operations, and cash flows of CNX Gas in accordance with GAAP. These are the responsibilities of management and the independent auditors. The Committee’s considerations and discussions with management and the independent auditors do not assure that CNX Gas’ financial statements are presented in accordance with GAAP, that the audit of CNX Gas’ financial statements has been carried out in accordance with generally accepted auditing standards, or that CNX Gas’ independent auditors are in fact “independent.”

Generally, the Committee is charged with reviewing: (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in CNX Gas’ selection or application of accounting principles, and major issues as to the adequacy of CNX Gas’ internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or CNX Gas’ independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of CNX Gas; and (d) the type and presentation of information to be included in earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as review of any financial information and earnings guidance provided to analysts and rating agencies.

4.	Duties and Responsibilities. The Committee shall be responsible for:

a.	Retaining and Overseeing the Auditor. Selecting and retaining (subject to approval by CNX Gas’ stockholders), evaluating and terminating when appropriate, CNX Gas’ independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, setting the independent auditors’ compensation, overseeing the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) and pre-approving all audit services to be provided by the independent auditors. The independent auditors shall report directly to the Committee.

b.	Annual Audit. Prior to beginning any audit, meeting with the independent auditors to discuss the planning and staffing of the audit, including the impact of applicable rotation requirements and other independence rules on the staffing.

c.	Non-Audit Services. Reviewing and approving in advance the retention of the independent auditors for the performance of all audit and permitted non-audit services and the fees for such services. Pre-approval of lawfully permitted non-audit services may be pursuant to appropriate policies and procedures established by the Committee for the pre-approval of such non-audit services, provided that any such pre-approved non-audit services are reported to the full Committee at its next scheduled meeting.

d.	Auditor’s Quality Control Report. At least annually, receiving and reviewing: (i) a report by the independent auditors describing the independent auditors’ internal quality-control procedures and any material issues raised by the most recent internal quality-control review, peer review or Public Company Accounting Oversight Board (PCAOB) review, of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (ii) other required reports from the independent auditors.

e.	Independence of Auditor. At least annually, considering the independence of the independent auditors, including whether the provision by the independent auditors of permitted non-audit services is compatible with independence, and obtaining and reviewing a report from the independent auditors describing all relationships between the firm and CNX Gas.

f.	Evaluation of Auditor. At least annually, evaluating the independent auditors’ qualifications, performance and independence, taking into account the opinions of management and CNX Gas’ internal audit function. This evaluation shall include the review and evaluation of the audit engagement team, including the lead partner of the independent auditors. The Committee shall present its conclusions with respect to the independent auditors to the full Board.

g.	Review of Annual Audit. Reviewing with the independent auditors: (i) the scope and results of the audit; (ii) any problems or difficulties that the auditor encountered in the course of the audit work, and management’s response; and (iii) any questions, comments or suggestions the independent auditors may have relating to the internal controls, and accounting practices and procedures, of CNX Gas or its subsidiaries.

Among the items the Committee may review with the independent auditors are: (i) any accounting adjustments that were noted or proposed by such firm but which were “passed” (as immaterial or otherwise); (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to CNX Gas.

h.

Internal Audit Function. Overseeing the activities, organizational structure, compliance with professional standards and qualifications of the persons performing the internal audit function, and reviewing, at least annually, the scope and results of the internal audit program, including then current and future programs of CNX Gas’ internal audit function, procedures for implementing accepted recommendations made by the independent auditors, and any significant matters contained in reports from the internal audit function. The Committee should also discuss with the independent auditors the responsibilities, budget and staffing of CNX Gas’ internal audit function.

i.	Internal Controls. Overseeing CNX Gas’ disclosure controls and procedures, including applicable internal controls and procedures for financial reporting, and internal controls relating to the authorization of transactions and the safeguarding and control of assets, and, where applicable, overseeing the changes in internal controls intended to address any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees that are reported to the Committee; and reviewing with the independent auditors, CNX Gas’ internal audit function and management the adequacy and effectiveness of the systems of internal controls (including any significant deficiencies and significant changes in internal controls reported to the Committee by the independent auditors or management), including the annual internal control report of management and the independent auditors’ report on, and attestation of, management’s evaluation of internal controls and procedures for financial reporting, when those reports are required by SEC rules.

j.	Review of Financial Statements. Reviewing with management and the independent auditors the annual and quarterly financial statements of CNX Gas, and meeting, among other things, to review CNX Gas’ specific disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” included in CNX Gas’ Form 10-K or 10-Q filed with the Securities and Exchange Commission. The Committee’s review of the financial statements should include, where appropriate, (i) discussion regarding the quality of CNX Gas’ earnings from a subjective as well as objective standpoint, (ii) CNX Gas’ accounting principles, (iii) critical accounting estimates, (iv) financial statement presentation, (v) significant financial reporting issues and judgments (including off-balance sheet structures and the use of pro forma or non-GAAP financial information), (vi) the adequacy of CNX Gas’ internal controls, (vii) any regulatory and accounting initiatives, correspondence with regulators, or published reports that raise material issues with respect to, or that could have a significant effect on, CNX Gas’ financial statements, and (viii) the items required by Statement of Auditing Standards 61 as in effect at that time in the case of the annual statements and Statement of Auditing Standards 100 as in effect at that time in the case of the quarterly statements.

k.	Recommendation of Financial Statements. Recommending to the Board whether the financial statements should be included in the annual report on Form 10-K.

l.	Earnings Releases and Guidance. Reviewing Company policies with respect to earnings press releases, financial information and earnings guidance provided to analysts and rating agencies, and reviewing in advance earnings press releases.

m.	Meetings with Auditor, Management and Internal Audit Function. Meeting separately, periodically, with (i) management, (ii) CNX Gas’ internal audit function and (iii) the independent auditors.

n.	Services Provided by CONSOL Energy, Inc. Reviewing at least annually, the services provided to CNX Gas by CNX Gas’ affiliate, CONSOL Energy, Inc., including the nature, extent and cost of those services.

o.	Risk Assessment and Management. Discussing Company policies with respect to risk assessment and risk management, confirming that management has taken steps to monitor and control CNX Gas’ exposure to major financial, legal, regulatory, environmental and similar risks.

p.

Compliance Programs. Reviewing (i) the status of compliance with laws, regulations, and internal procedures; and (ii) the scope and status of systems designed to promote Company compliance with laws, regulations and internal procedures, through review of reports from management, legal counsel and third parties as determined by the Committee. In this connection, the Committee shall periodically review and revises as appropriate CNX Gas’ Codes of Business Conduct and Ethics, and shall have the sole authority to grant waivers of CNX Gas’ Codes of Business Conduct and Ethics to CNX Gas’ directors and executive officers. The Committee will report all such waivers to the Board of Directors at the Board’s next meeting.

q.	“Whistleblower” Procedures. Establishing procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding CNX Gas’ accounting, internal controls and auditing matters, as well as for the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

r.	Policy on Hiring Auditor Employees. Establishing policies for the hiring of employees and former employees of the independent auditors.

s.	Proxy Statement Report. Preparing a report each year for inclusion in CNX Gas’ proxy statement as required by the rules of the Securities and Exchange Commission.

5.	Retaining Advisers. The Committee shall have sole authority to retain and terminate such consultants, outside counsel and other advisers as the Committee determines to be appropriate, including sole authority to approve such advisers’ fees and other retention terms.

6.	Funding. CNX Gas shall provide for appropriate funding, as determined by the Committee, for the payment of (i) compensation to any independent auditors engaged by the Committee, (ii) any advisers engaged by the Committee, and (iii) the administrative expenses of the Committee.

7.	Operation of the Committee. Members of the Committee shall be appointed annually by the Board and may be removed from the Committee by the Board at any time. The Chairman of the Committee shall be appointed to such office by the Board. The Committee shall hold regular meetings at such times and places as the Chairman shall determine. Special meetings may be called by the Chairman or a majority of the members of the Committee. The Committee may delegate its responsibilities and authorities to subcommittees as the Committee determines to be appropriate in its discretion. The presence at a meeting in person or by telephone of a majority of the members of the Committee or any subcommittee shall constitute a quorum for the conduct of business and the affirmative vote of a majority of the members of the Committee or subcommittee present in person or by telephone at a meeting on any matter shall constitute the action of the Committee or subcommittee, as the case may be. The Committee or any subcommittee may act by unanimous written consent. The Committee shall maintain minutes of its meetings and shall report to the Board after each Committee meeting, including a report of all actions taken by the Committee. The Committee may adopt such other rules of procedure as it determines to be appropriate and in the absence of any such rules, the Committee shall operate consistent with the Bylaws of CNX Gas and applicable law.

8.	Committee Education. As determined by the Committee to be appropriate, the Committee will request CNX Gas’ management, the Internal Audit Function, the outside auditors or other third parties to provide to the Committee educational materials and programs which are designed to improve the ability of members of the Committee to perform their duties. Each member of the Committee will endeavor to attend at least one educational program annually for the purpose of improving their skills as a member of the Committee.

9.	Performance Review. The Committee shall conduct and present to the Board an annual performance evaluation of the Committee.

10.	Review of Charter. The Committee shall review at least annually the adequacy of this Charter and recommend any changes to the Board for approval.

CNX GAS CORPORATION

c/o National City Bank

Corporate Trust Operations

Locator 5352

P.O. Box 92301

Cleveland, OH 44101-4301

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your Proxy in the enclosed envelope.

ê    Please fold and detach card at perforation before mailing.    ê

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CNX GAS CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 28, 2006

PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Nicholas J. Deluliis and Stephen W. Johnson and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of CNX Gas Corporation on April 28, 2006 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the matters referred to on this Proxy. A majority of the proxies or substitutes present at the meeting may exercise all power granted hereby.

Dated:	___________________________________, 2006

_____________________________________________
Signature

_____________________________________________
Signature

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee, administrator, or guardian, please give full title as such.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

ê    Please fold and detach card at perforation before mailing.    ê

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This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of nominees in Proposal 1, and FOR the ratification of the selection of independent auditor in Proposal 2; and the proxies are authorized, in accordance with their judgment, to vote upon such other matters as may properly come before the meeting and any adjournments thereof.

1.	Election of Directors.

❑ FOR all nominees listed below (except as marked to the contrary below*)	❑ WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees:	Philip W. Baxter	James E. Altmeyer, Sr.	Nicholas J. Deluliis	Raj K. Gupta
	J. Brett Harvey	William J. Lyons	John R. Pipski

*INSTRUCTIONS:	To withhold authority to vote for any such nominee(s), write the name(s) of the nominee(s) on the line below:

2.	Ratification of Selection of PricewaterhouseCoopers LLP as Independent Auditor for 2006.

❑ FOR	❑ AGAINST	❑ ABSTAIN

CONTINUED ON REVERSE SIDE